DAVIDSON & COMPANY	Chartered Accountants	A Partnership of Incorporated Professionals

Exhibit 21.3

INDEPENDENT AUDITOR'S CONSENT

We consent to the use in this Registration Statement on Form SB-2 of Pluristem Life Systems Inc. (formerly AI Software Inc.) of our report dated August 9, 2002 appearing in the Prospectus, which is part of such Registration Statement.

/s/ DAVIDSON & COMPANY

Vancouver, Canada	Chartered Accountants
February 27, 2004

A Member of SC INTERNATIONAL
1200 - 609 Granville Street, P.O. Box 10372, Pacific Centre, Vancouver, BC, Canada, V7Y 1G6
Telephone (604) 687-0947 Fax (604) 687-6172